Exhibit 32(b)


                               Certification Pursuant to
                                18 U.S.C. Section 1350,
                                as Adopted Pursuant to
                     Section 906 of the Sarbanes-Oxley Act of 2002


     In connection with the Annual Report of Culp, Inc. (the "Company") on Form 10-K for the period ended May 2, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Franklin N. Saxon, President and Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Franklin N. Saxon

    President and
    Chief Operating Officer


July 16, 2004

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Culp, Inc. and will be retained by Culp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.